UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

Park Sterling Corporation
 (Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2011, the Compensation and Development Committee of the Board of Directors of Park Sterling Corporation (the “Registrant”) approved the issuance of restricted shares (“Restricted Shares”) of the Registrant’s common stock (“Common Stock”) under the Registrant’s 2010 Long-Term Incentive Plan (the “Plan”) to its principal executive officer, its principal financial officer, its executive officers and certain named executive officers, in the amounts set forth below:

		Shares of
Officer	Title	Restricted Stock
James C. Cherry	Chief Executive Officer (Principal Executive Officer)	155,925
David L. Gaines	Chief Financial Officer (Principal Financial Officer)	117,810
Bryan F. Kennedy, III	President	97,020
Nancy J. Foster	Executive Vice President, Chief Risk Officer	97,020
Stephen A. Arnall	Treasurer	13,860

In accordance with the Charter of the Compensation and Development Committee, the independent directors of the Board of Directors of the Registrant ratified the Restricted Share grants on February 24, 2011.

Each award of Restricted Shares is subject to the terms and conditions of the Plan, and is subject to vesting conditions whereby 1/3 of the shares vests upon the occurrence of each of each of the following conditions: (i) the trading price of the Common Stock is equal to or greater than $8.125 for a minimum of thirty (30) consecutive trading days; (ii) the trading price of the Common Stock is equal to or greater than $9.10 for a minimum of thirty (30) consecutive trading days; and (iii) the trading price of the Common Stock is equal to or greater than $10.40 for a minimum of thirty (30) consecutive trading days. All Restricted Shares that are not vested on or before the earlier of (a) the employee’s termination of employment or (b) the ten (10) year anniversary of the issue date will be forfeited.

The awards of Restricted Shares to the executive officers were made in satisfaction of the Registrant’s obligations pursuant to their respective employment agreements. A copy of the Plan is set forth as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on January 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2011

PARK STERLING CORPORATION

By: /s/ David L. Gaines
David L. Gaines
Chief Financial Officer

3